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                                                                   EXHIBIT 99.01
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                              FOR IMMEDIATE RELEASE           Company Contacts:
                             ---------------------
                                                                  James Hawkins
                                                                President & CEO

                                                                     John Glenn
                                                                            CFO
                                                                 (925) 468-7600

                        INVIVO CORPORATION REPORTS THIRD
                                 QUARTER RESULTS

         REVENUES UP 19%, NET INCOME FROM CONTINUING OPERATIONS UP 120%

     PLEASANTON, CALIFORNIA, April 24, 2003....INVIVO CORPORATION (NASDAQ:SAFE),
announced today revenues of $13,015,000 for the third quarter ended March 31, 2003 as compared to revenues of $10,908,000 for the third quarter ended March 31, 2002. Net income from continuing operations for the third quarter of fiscal 2003 was $923,000 compared to net income from continuing operations of $420,000 for the third quarter of fiscal 2002. Diluted net income per common share from continuing operations was $.21 for the third quarter of fiscal 2003 compared to $.09 for the third quarter of fiscal 2002. Net income for the third quarter of fiscal 2003 was $923,000 compared to $230,000 for the third quarter of fiscal 2002. Net income for the nine months ended March 31, 2003 was $2,477,000 compared to $1,699,000 for the nine months ended March 31, 2002. Figures for the quarter and nine months ended March 31, 2002 have been restated to present the operations of divisions sold in fiscal 2002 as discontinued operations.

         "We are very pleased with our third quarter results. The market for MRI monitoring products remained strong in the third quarter of fiscal 2003 as we continued to be the market leader in this growing market segment. In the quarter we also experienced increased demand for our next generation M-12 multi-parameter vital signs patient monitor," stated Jim Hawkins, President and CEO of Invivo Corporation.

         "Our third quarter financials do not include the results of Medical Data Electronics ("MDE") that we acquired in the first week of April 2003. MDE manufactures and markets products for wireless patient monitoring of vital signs. MDE is recognized as a pioneer and leader in medical telemetry and we believe they have the largest installed base of wireless patient monitoring systems in the world," Hawkins added.

OUTLOOK

         "Looking forward, we anticipate revenues to be in a range of $16.0 million to $16.8 million for our fourth quarter of fiscal 2003. This would represent an increase of approximately 41% to 48% over the fourth quarter of fiscal 2002 revenues of $11,362,000. We further expect that revenues will continue to increase throughout fiscal 2004 as compared to fiscal 2003 revenues," Hawkins added.

     This press release contains forward-looking statements regarding our future operations and expectation of future events, including our projections of our future revenue growth and our expectation of the benefits of the acquisition of MDE. These statements involve certain risks and uncertainties. Factors that may cause actual results to differ from expected results include, but are not limited to, the uncertain growth prospects for new
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markets, the Company's dependence on a concentrated line of products, the effects of competitive products and pricing, economic and political conditions that may impact customers' ability to fund purchases of our products and services, fluctuations in international exchange rates, product liability and product recall risks and other business factors. For information regarding these risks and other related risks, see the "Risk Factors" section of the Company's most recent Form 10-Q on file with the SEC.

     In conjunction with Invivo Corporation's third quarter earnings release, the Company's conference call will be broadcast live over the Internet on Thursday, April 24, 2003 at 11:00 A.M. Eastern at http://www.vcall.com/EventPage.asp?ID=83771. A replay of the conference call will be available online for one year at the Company's website in the What's New at Invivo section at http://www.invivo-corp.com or through www.vcall.com.

     Invivo Corporation's Invivo Research subsidiary designs, manufactures and markets monitoring systems that measure and display vital signs of patients in medical settings.
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                      INVIVO CORPORATION AND SUBSIDIARIES

                       Consolidated Statements of Income
                       (In thousands, except share data)

                                                                       THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                            MARCH 31,                         MARCH 31,
                                                                     2003             2002             2003             2002
                                                                 -----------       ----------       ----------       ----------
Sales                                                            $    13,015           10,908           36,392           30,727
Cost of goods sold                                                     6,493            5,213           17,872           14,404
                                                                 -----------       ----------       ----------       ----------
      Gross profit                                                     6,522            5,695           18,520           16,323
                                                                 -----------       ----------       ----------       ----------
Operating expenses:
  Selling, general, and administrative                                 4,520            4,185           13,078           11,716
  Research and experimental                                              765              763            2,318            2,331
                                                                 -----------       ----------       ----------       ----------
      Total operating expenses                                         5,285            4,948           15,396           14,047
                                                                 -----------       ----------       ----------       ----------
      Income from operations                                           1,237              747            3,124            2,276

Other income (expense):
  Interest income                                                        157               38              530              159
  Interest expense                                                       (15)             (17)             (47)             (69)
  Other, net                                                              20              (33)              49              (33)
                                                                 -----------       ----------       ----------       ----------
      Income from continuing operations before income taxes            1,399              735            3,656            2,333

Income tax expense                                                       476              315            1,179              857
                                                                 -----------       ----------       ----------       ----------
      Net income from continuing operations                      $       923              420            2,477            1,476
                                                                 ===========       ==========       ==========       ==========

Discontinued operations:

      Income from discontinued operations net of income tax
        of $99 and $347                                                   --               98               --              511
      Loss on disposal of subsidiary, net of income tax
        benefit of $223                                                   --             (288)              --             (288)
                                                                 -----------       ----------       ----------       ----------
          Net income                                             $       923              230            2,477            1,699
                                                                 ===========       ==========       ==========       ==========


Basic net income per share data:

Continuing operations                                            $      0.22             0.09             0.56             0.33
Discontinued operations                                                   --            (0.04)              --             0.05
                                                                 -----------       ----------       ----------       ----------
Basic net income per common share                                $      0.22             0.05             0.56             0.38
                                                                 ===========       ==========       ==========       ==========

Weighted-average common shares
  outstanding (basic)                                              4,219,863        4,428,043        4,386,073        4,425,137
                                                                 ===========       ==========       ==========       ==========


Diluted net income per share data:

Continuing operations                                                   0.21             0.09             0.54             0.32
Discontinued operations                                                   --            (0.04)              --             0.05
                                                                 -----------       ----------       ----------       ----------
Diluted net income per common share                              $      0.21             0.05             0.54             0.37
                                                                 ===========       ==========       ==========       ==========

Weighted-average common shares
  outstanding (diluted)                                            4,464,087        4,598,986        4,611,154        4,567,903
                                                                 -----------       ----------       ----------       ----------